Exhibit 10.20

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT NO. E-01	November 29, 2011

WARRANT TO PURCHASE COMMON STOCK

AutoGenomics, Inc. a Delaware corporation (the “Company”), hereby certifies that Roland F. Smith (the “Holder”), is entitled to purchase, on the terms and conditions contained herein, one hundred fifty thousand (150,000) of the fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the exercise price set forth in Section 2 below (the “Exercise Price”). This Warrant has been issued pursuant to that certain Subscription Agreement of even date herewith by and between the Company and the Holder (the “Agreement”).

This Warrant is subject to the following terms and conditions:

1. Exercisability and Exercise.

1.1 Method of Exercise. This Warrant may be exercised, in whole or in part, at the option of the Holder at any time and from time to time during the period commencing on the date hereof and ending on the close of business of the date that is the five (5) year anniversary of the date hereof (the “Expiration Date”), by delivering the following to the Company at its address set forth below (or at such other address as it may designate by notice in writing to the Holder):

a) Payment of the aggregate Exercise Price for the Common Stock to be purchased thereby by (i) check or wire transfer, (ii) cancellation of indebtedness, or (iii) surrender of purchase rights under this Warrant;

b) An executed Notice of Exercise in the form attached hereto as Exhibit I indicating the number of shares Holder desires to purchase; and

c) This Warrant.

Each right to purchase a share of Common Stock that is so surrendered pursuant to Section 1.1(a) shall be payment of that portion of the purchase price for a share of the Common Stock equal to the difference between (1) the fair market value of a share of Common Stock on the applicable exercise date (and if same shall not be readily available then such fair market value shall be as determined in good faith by the Board of Directors of the Company) and (2) the exercise price for the share of Common Stock under the purchase right surrendered.

1.2 Effectiveness of Exercise; Procedure. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Holder delivers the Notice of Exercise to the Company together with payment of the Exercise Price and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which this Warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the fair market value, as determined by the Board of Directors of the Company in good faith, for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

2. Exercise Price. The Exercise Price for each share of Common Stock hereunder shall be Two and 75/100 Dollars ($2.75), subject to adjustment pursuant to Section 3 below.

3. Adjustments.

3.1 Reorganizations, Mergers, Recapitalizations and Reclassifications. The Exercise Price per Warrant Share and the number of Warrant Shares purchasable hereunder shall be subject to adjustment from time to time as follows:

(a) Merger. If at any time there shall be a merger, acquisition or consolidation of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets, then, as a part of such merger, acquisition, consolidation or sale, lawful provision shall be made so that the holder of this Warrant shall automatically receive upon the effectiveness of such transaction, the number of shares of stock or other securities or assets or property of the successor corporation resulting from such merger, consolidation, acquisition or sale, to which a holder of the stock deliverable upon exercise of this Warrant would be entitled in such merger, consolidation, acquisition or sale upon exercise of this Warrant immediately before such transaction, less the value of the Exercise Price for such Warrant then in effect.

(b) Reclassification, etc. If the Company shall, at any time, by subdivision, combination, reorganization or reclassification of securities or otherwise, change any of the securities issuable upon exercise of this Warrant into the same or a different number of securities of any other class or classes, the provisions of this Warrant shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities issuable upon exercise of this Warrant, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Other events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of this Section 3.1 are not strictly applicable and, in the reasonable opinion of the Company, would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares purchasable upon the exercise of this Warrant or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate stock purchase price the total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

3.2 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number and kind of securities into which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and kind of shares of capital stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

4. Reservation of Common Stock. The Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

5. Notices of Record Date, etc. In the event the Company shall take a record of the holders of any of its Common Stock for the purpose (a) of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; (b) of any capital reorganization of the Company, any reclassification of the stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock of the Company shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

6. Exchange of Warrant. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, without charge for any issuance or transfer tax or other cost incurred by the Company, calling in the aggregate on the face or faces thereof for the number of shares of capital stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. The Company will at no time close its transfer books against the transfer of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

8. Transfer of Warrant. This Warrant and all rights hereunder are not transferable, in whole or in part, absent the prior written consent of the Company; provided, however, that the foregoing notwithstanding, this Warrant may be transferred, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) to the Company at its address set forth below (or at such other address as it may designate by notice in writing to the Holder), to an affiliate or family member of Holder, or by testate or intestate succession.

9. Miscellaneous.

9.1 Expiration. This Warrant shall expire on the Expiration Date.

9.2 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and any shares of Common Stock issued upon exercise of this Warrant or any portion thereof shall be imprinted with substantially the following legend, in addition to any legends required under applicable state securities laws:

“THE SECURITIES REPRESENTED BY AND UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.3 No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon Holder by virtue of holding this Warrant (i) the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends except as set forth in Section 3, or (iii) any other rights as a shareholder of the Company.

9.4 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

9.5 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

9.6 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

AUTOGENOMICS, INC.

By:	/s/ Fareed Kureshy
Fareed Kureshy
Its President and CEO

Address:

AutoGenomics, Inc. 2980 Scott Street Vista, CA 92081
Attn: CEO

Schedule to Exhibit 10.20

The following common stock warrants are substantially identical in all material respects to the representative warrant to which this schedule is attached and which is filed as an exhibit to AutoGenomics, Inc.’s registration statement on Form S-1 (the “Registration Statement”), except as to the parties thereto, dates of issuances, number of warrant shares and expiration dates set forth below. These other common stock warrants are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Number	Holder	Warrant Shares
E-01	Roland F. Smith	150,000
E-02	Whitecap AG LLC	54,546
E-03	PHD Investments II, LP	10,910
E-04	Donald E. Pogorzelski Trust UA May 06, 1998, Donald E. Pogorzelski and Milica G. Pogorzelski, Trustees	109,091
E-05	The Kentor Trust U/A DTD 09/18/2002, E.S. Kentor or A. Kentor, Trustee	39,000
E-06	Laurence M. Demers	88,145
E-07	Zurlo Investment Trust	31,187
E-08	Omer Sen	545,456
E-09	Zacamy & Co. LLC	70,500